FIRST AMENDMENT TO VENDOR AGREEMENT

THIS FIRST AMENDMENT TO VENDOR AGREEMENT (this "Agreement"), is entered into on this 7 day of May, 2020 to be effective as of the 1st day of May, 2020 (the "Effective Date"), by and between Superior Drilling Solutions, LLC formerly known as Superior Drilling Products, LLC, a Utah limited liability company, whose address is 1583 East, 1700 South, Vernal, Utah 84078 ("Superior"), and Baker Hughes Oilfield Operations LLC., a California corporation, whose address is 9111 Grogans Mill Road, The Woodlands, TX 77380 ("Baker Hughes"). Superior and Baker Hughes being sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H:

WHEREAS, the Parties entered into a certain Vendor Agreement dated April 1, 2018 (the "Vendor Agreement"); and

WHEREAS, in light of the downturn in the energy service industry, the Parties desire to provide for certain amendments to the Vendor Agreement;

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby amend and restate the Vendor Agreement as follows:

1. Definitions. All defined terms contained in this Agreement shall have the same meaning as contained in the Vendor Agreement, except as otherwise specifically indicated herein.

2. Baker Hughes' Purchases from Superior. Section 1.1 is deleted in its entirety.

3. Non-Competition. Section 9 is restated in its entirety as follows:

> Section 9. Non-Competition. Superior may engage in other activity not related to or in competition with the business of Baker Hughes to the extent that such other activity shall not be considered a breach of this Agreement. If Superior is already in a line of business or developing products that Baker Hughes is also in or Baker Hughes later enters, Superior shall be permitted to operate such business line without any restriction. If a court of competent jurisdiction concludes that the parameters of this restrictive covenant are over-broad and thereby unenforceable, the Parties agree that the court may reform the parameters so as to make the agreement enforceable.

4. Exhibit A. The first sentence of Exhibit A is deleted in its entirety and substituted therefore is the following:

"Superior's hourly rate will be $60.78."

RMN AM

5. Remaining Terms. All other terms and conditions contained in the Vendor Agreement shall remain in full force and effect except as otherwise specifically changed herein.

Signature Page Follows

RMW AM

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each Party as of the Effective Date.

SUPERIOR DRILLING SOLUTIONS, LLC:

By: Annette Meier
Annette Meier, President

BAKER HUGHES OILFIELD OPERATIONS LLC:

By: RM Glynn

Name: ROBIN M. GLYNN

Title: DIRECTOR - DRILL BITS AMO